Exhibit 99.1
CONTACT:
Gar Jackson
Director of Investor Relations
(714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES THIRD QUARTER EARNINGS RESULTS
     ANAHEIM, CA/November 9, 2006 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that total sales for the third quarter ended October 28, 2006 were $375.4 million, down slightly from total sales of $377.5 million for the third quarter ended October 29, 2005. Same-store sales decreased 6.7 percent for the comparable third quarter period. Third quarter GAAP net income was $9.0 million, or $0.13 per diluted share, versus a comparable non-GAAP $38.4 million, or $0.51 per diluted share, for the third quarter of last year. Current year third quarter earnings include an inventory write-down charge of $0.10 per diluted share, primarily for footwear and accessory categories. In addition, current year third quarter earnings include stock compensation and pre-opening rent expenses of $0.03 per diluted share, and a charge of $0.01 per diluted share attributable to the departure of the Company’s former CEO as announced on October 2, 2006. Comparable non-GAAP earnings for the third quarter of last year include $0.03 per diluted share in stock compensation and pre-opening rent expenses.
     “Although we are disappointed with our third quarter results, we are moving aggressively in an effort to reverse the trend,” commented Sally Frame Kasaks, interim chief executive officer. “One of my first goals as interim CEO has been to improve the appearance of our stores. To accomplish this task, we have changed our inventory strategy to reduce overall inventory density in our stores. I believe that by reducing inventory density, we will improve the presentation and clarity of our merchandise assortments. As a result of the actions we have already taken, inventory per square foot is now down 5.6 percent versus the same quarter a year ago, a significant improvement over our results of recent quarters. This step will allow us to accelerate key holiday deliveries, specifically in junior apparel, which we believe will help drive that business going forward. With lower inventory levels in our stores, we believe we can put our focus on improving our inventory turns, bringing fresh and exciting merchandise to our customers, and making the store environment much more shopper friendly,” Kasaks concluded.

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

     Total sales for the first three quarters (thirty-nine weeks) of fiscal 2006 were $989.0 million, an increase of 2.3 percent over total sales of $966.5 million for the first three quarters of fiscal 2005. Same-store sales decreased 4.9 percent for the comparable thirty-nine week period ended October 28, 2006. Fiscal 2006 year-to-date GAAP net income was $30.6 million, or $0.43 per diluted share, versus a comparable non-GAAP $72.1 million, or $0.95 per diluted share, for the first three quarters of fiscal 2005.
     A reconciliation of third quarter and year-to-date fiscal 2005 reported GAAP earnings to the non-GAAP measures contained in this press release is set forth below.
Reconciliation of Fiscal 2005 Q3 GAAP Earnings to Non-GAAP Disclosure

GAAP EPS as originally reported for Q3 2005	$0.54
Less impact of stock compensation and pre-opening rent expenses	(0.03)

Adjusted non-GAAP EPS for Q3 2005	$0.51

GAAP net income as reported for Q3 2005, in $000’s	$40,484
Less stock compensation expenses, tax-effected	(1,540)
Less pre-opening rent, tax-effected	(575)

Adjusted non-GAAP net income for Q3 2005	$38,369

Reconciliation of Fiscal 2005 Year-to-Date GAAP Earnings to Non-GAAP Disclosure

GAAP EPS as originally reported for Q3 2005	$1.04
Less impact of stock compensation and pre-opening rent expenses	(0.09)

Adjusted non-GAAP EPS for Q3 2005	$0.95

GAAP net income as reported for Q3 2005, in $000’s	$79,203
Less stock compensation expenses, tax-effected	(5,530)

Less pre-opening rent, tax-effected	(1,527)

Adjusted non-GAAP net income for Q3 2005	$72,146

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Fourth Quarter Earnings Outlook
     At this time, assuming fourth quarter same store sales are in the negative mid-single digit range, the Company anticipates earnings in the range of $0.45 to $0.50 per fully diluted share for the fourth quarter.
2007 Store Growth Plans
     Given the current trend in the business, the Company feels it is prudent to slow the pace of its store openings. As a result, the Company currently anticipates opening approximately 40 new stores and expanding/relocating approximately 35 stores during fiscal 2007, primarily focused within the PacSun concept. This will result in total Company square footage growth of approximately 4 percent.
About Pacific Sunwear of California, Inc.
     Pacific Sunwear, operating under three distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of October 28, 2006, the Company operated 835 PacSun stores, 110 PacSun Outlet stores, 215 d.e.m.o. stores and 9 One Thousand Steps stores for a total of 1,169 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com, merchandise carried at d.e.m.o. stores can be found at www.demostores.com and information about One Thousand Steps can be found at www.onethousandsteps.com.
     The Company will be hosting a conference call on November 10, 2006 at 5:30 am Pacific Time. A telephonic replay of the conference call will be available beginning approximately two hours following the call for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 9435925. For those unable to listen to the live Web broadcast on the Company’s investor relations website www.pacsun.com, or utilize the call-in replay, an archived version will be available on the Company’s investor relations Web site through midnight, November 10, 2007.

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, regarding the Company’s fourth quarter earnings expectations, our efforts to reverse the trend of our business, our belief that accelerating holiday deliveries in junior apparel will help drive that business going forward, and our belief that lower inventory levels will improve the presentation and clarity of our merchandising assortments, help us focus on improving inventory turns and make the stores more shopper friendly. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. The statements regarding fourth quarter earnings estimates and the other statements identified above are not historical facts and involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Such uncertainties which could adversely affect our business and results, including results for the fourth quarter include, among others, the following factors: our assumption of comparable same store sales during the fourth quarter may be wrong, and actual comparable same store sales may be higher or lower and comparable store results lower than anticipated will adversely affect our results; our new concept (One Thousand Steps) is untested and may not be profitable or successful; changes in consumer demands and preferences may adversely affect our performance; higher than estimated costs of goods sold or selling, general and administrative costs may adversely affect our performance and results; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise, expansion and management of growth; reliance on key personnel; dependence on a single distribution facility; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 28, 2006 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Third Quarter Ended		Nine Months Ended
	OCT. 28,	OCT. 29,	OCT. 28,	OCT. 29,
	2006	2005	2006	2005
Net sales	$375,427	$377,491	$988,996	$966,540
Gross margin	106,342	144,439	301,049	352,145
Selling, G&A expenses	92,562	80,905	255,355	228,618

Operating income	13,780	63,534	45,694	123,527
Interest income, net	709	1,566	3,594	3,831

Income before taxes	14,489	65,100	49,288	127,358
Income tax expense	5,506	24,616	18,729	48,155

Net income	$8,983	$40,484	$30,559	$79,203

Net income per share, basic	$0.13	$0.54	$0.43	$1.06

Net income per share, diluted	$0.13	$0.54	$0.43	$1.04

Wtd avg shares outstanding, basic	69,344,402	74,531,489	71,274,716	74,983,286

Wtd avg shares outstanding, diluted	69,561,420	75,337,910	71,657,385	76,003,452

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	OCT. 28,	JAN. 28,	OCT. 29,
	2006	2006	2005
ASSETS
Current assets:
Cash & cash equivalents	$55,453	$95,185	$46,701
Short-term investments	—	74,911	74,311
Inventories	252,680	215,140	243,465
Other current assets	32,120	41,485	40,932

Total current assets	340,253	426,721	405,409
Property and equipment, net	419,396	355,822	343,854
Other long-term assets	16,350	25,018	23,836

Total assets	$775,999	$807,561	$773,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,911	$47,550	$46,723
Other current liabilities	67,807	74,921	70,865

Total current liabilities	145,718	122,471	117,588
Deferred lease incentives	86,377	81,440	80,850
Deferred rent	31,039	28,748	28,103
Other long-term liabilities	21,383	28,112	32,066

Total liabilities	284,517	260,771	258,607
Total shareholder’s equity	491,482	546,790	514,492

Total liabilities and shareholders’ equity	$775,999	$807,561	$773,099

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FOR THE NINE MONTHS ENDED
	OCT. 28, 2006	OCT. 29, 2005
Cash flows from operating activities:
Net income	$30,559	$79,203
Depreciation & amortization	52,632	46,782
Non-cash stock based compensation	5,392	—
Tax benefits related to exercise of stock options	1,556	6,895
Loss on disposal of property and equipment	373	126
Changes in operating assets and liabilities:
Inventories	(37,540)	(68,734)
Accounts payable and other current liabilities	11,482	18,133
Other assets and liabilities	21,124	4,889

Net cash provided by operating activities	85,578	87,294
Cash flows from investing activities:
Purchases of short-term investments	(226,503)	(623,963)
Maturities of short-term investments	301,414	628,875
Capital expenditures	(107,087)	(77,815)

Net cash used in investing activities	(32,176)	(72,903)
Cash flows from financing activities:
Repurchases of common stock	(99,347)	(43,739)
Proceeds from exercise of stock options	6,532	12,957
Repayments under long-term debt and capital leases	(319)	(1,216)
Net cash used in financing activities	(93,134)	(31,998)

Net decrease in cash and cash equivalents	(39,732)	(17,607)
Cash and cash equivalents, beginning of period	95,185	64,308

Cash and cash equivalents, end of period	$55,453	$46,701

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	OCT. 28,	OCT. 29,
	2006	2005
Stores open at beginning of fiscal year	1,105	990
Stores opened during the fiscal year	67	104
Stores closed during the fiscal year	(3)	(10)

Stores open at end of period	1,169	1,084

PacSun stores	835	798
Outlet stores	110	93
d.e.m.o. stores	215	193
One Thousand Steps stores	9	—

Total stores	1,169	1,084

Total square footage at end of period (in 000’s)	4,209	3,828

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000